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                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER


         This Amendment to Agreement and Plan of Merger (the "Amendment") dated as of January 18, 2000, by and between White Cap Industries, Inc., a Delaware corporation (the "Company"), and WC Recapitalization Corp., a Delaware corporation ("MergerSub").

                                    RECITALS

         A. The Company and MergerSub are parties to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 21, 1999.

         B. The Company and MergerSub desire to amend the Merger Agreement as described in this Amendment.

                                   AGREEMENTS

         For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and MergerSub covenant and agree as follows:

         1. Section 10.1(b) of the Merger Agreement is deleted in its entirety and replaced with the following:

          By either the Company or MergerSub, if the Merger has not been consummated by March 31, 2000, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

         2. Except as modified by this Amendment, the Merger Agreement shall remain in full force and effect. In the event of any conflict between this Amendment and the Merger Agreement, this Amendment shall control.

         3. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party.

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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                   THE COMPANY

                                    WHITE CAP INDUSTRIES, INC.

                                    By:    /s/ Chris Lane
                                       -------------------------------
                                       Name:   Chris Lane
                                            --------------------------
                                       Title:  Chief Financial Officer
                                             -------------------------

                                    MERGERSUB

                                    WC RECAPITALIZATION CORP.

                                    By:      /s/ Peter Nolan
                                       -------------------------------
                                       Name:     Peter Nolan
                                            --------------------------
                                       Title:    President
                                             -------------------------